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                                                                      Exhibit 21

                            FIRST MARYLAND BANCORP

                          Subsidiaries of Registrant


                                                                 Jurisdiction of
Name                                                             Incorporation
----                                                             -------------
Beechwood Investments Ltd.                                       British West Indies
  Beechwood Investments-Chile Ltda                               Chile
     Forestal San Jose, S.A. (Indirect Ownership)                Chile

Compania Caceres Y Virtudes, Grand Cayman                        British West Indies
  Portuaria Coronel, S.A. (Indirect Ownership)                   Chile

Compania La Proa, Ltd.                                           British West Indies
   Bemberg Industrial (B.I.S.A.) (Indirect Ownership)            Argentina

Fariza Ltd.                                                      British West Indies
   Fariza-Chile Ltda                                             Chile
     Forestal San Jose, S.A. (Indirect Ownership)                Chile

First Center Corporation                                         Maryland
   Pratt-Greene Associates Limited Partnership                   Maryland

First Greene Corporation                                         Maryland

First Maryland Commercial Holdings Corporation                   Maryland

First Maryland Credit Corporation                                Maryland

First Maryland Foundation, Inc.                                  Maryland

First Maryland Holding Corporation                               Maryland
   Fist Manufactured Housing Credit Corporation                  New York
     First Carolina Financial Corporation                        South Carolina
     Markwood Agency, Incorporated                               New York

First Maryland Leasecorp                                         Maryland

First Maryland Life Insurance Company                            Arizona

First Maryland Mortgage Corporation                              Maryland

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
The First National Bank of Maryland                              United States
   ARK Insurance Group, Inc.                                     Maryland
   First Advisory Services International, Inc.                   Maryland
   First Maryland Annuities Agency Corporation                   Maryland
   First Maryland Brokerage Corporation                          Maryland
   First Maryland International Banking Corporation              United States
   Sussex Capital Corporation                                    Delaware
   CH Allentown, L.L.C.                                          Maryland
   CH Bowie Park, Limited                                        Maryland
   CH Naples, L.L.C.                                             Maryland
   CH Wyemoor Limited L.L.C.                                     Maryland
   Chesapeake Holdings 198, L.L.C.                               Maryland
   Chesapeake Holdings Riva Road, L.L.C.                         Maryland
   Chesapeake Holdings Company                                   Maryland
   Chesapeake Holdings II, Limited                               Maryland
   Chesapeake Holdings VI, Limited                               Maryland
   Chesapeake Holdings (VA) III, Limited                         Maryland
   Chesapeake Holdings BP Development, Limited                   Maryland
   Chesapeake Holdings BP Property, Limited                      Maryland
   Chesapeake Holdings-Central Maryland, Limited                 Maryland
   Chesapeake Holdings-Clarks Crossing, Limited                  Maryland
   Chesapeake Holdings Fort Myers, Limited Corporation           Maryland
   Chesapeake Holdings-Foxmoor, Limited                          Maryland
   Chesapeake Holdings Nottoway, Limited                         Maryland
   Chesapeake Holdings Radio, Limited                            Maryland
   Chesapeake Holdings Riverside, Limited                        Maryland
   Chesapeake Holdings Turnquist, Limited                        Maryland
   Chesapeake Holdings Winchester, Limited                       Maryland

The First National Bank of Maryland, D.C.                        United States

First National Mortgage Corporation                              Maryland

First Omni Bank, National Association                            United States

Internet, Inc. (Indirect Ownership)                              Delaware

Juragua Limited                                                  British West Indies
   Inversiones Industriales SA (Indirect Ownership)              Chile

Melquiades Limited                                               British West Indies
   Jugos de Sur, S.A. (Indirect Ownership)                       Argentina
   Jugos Alcon (Indirect Ownership)                              Argentina

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
Santelices Limited                                               British West Indies
   Inversiones Industriales SA (Indirect Ownership)              Chile

The York Bank and Trust Company                                  Pennsylvania
   York Outlet, Limited                                          Maryland
   York Painters Mill Land, Inc.                                 Maryland
   York Reading Land, Inc.                                       Pennsylvania
   York Realty Holding Company, Inc.                             Maryland
   York Wyndham Land, Inc.                                       Pennsylvania